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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  April 12, 1995
                                                           --------------


                                W. R. GRACE & CO.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      New York                     1-3720                   13-3461988
   ---------------            ----------------          -------------------
   (State or other            (Commission File             (IRS Employer
   jurisdiction of                 Number)              Identification No.)
   incorporation)



              One Town Center Road, Boca Raton, Florida  33486-1010
              -----------------------------------------------------
              (Address of principal executive offices)   (Zip Code)



        Registrant's telephone number, including area code: 407/362-2000
                                                            ------------
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Item 5.   OTHER EVENTS.


          (a) Reference is made to Item 3 of the Annual Report on Form 10-K of
W. R. Grace & Co. ("Company") for the year ended December 31, 1994 ("1994 10-K"), and to Note 2 to the Consolidated Financial Statements included in the 1994 10-K, for information concerning litigation with an affiliated group of insurance carriers that had agreed to a settlement with a subsidiary of the Company, made a series of payments thereunder during 1993, and subsequently notified the subsidiary that it would not honor the agreement (which had not been executed) due to a September 1993 decision of the United States Court of Appeals for the Second Circuit. As reported in the 1994 10-K, the agreement involved approximately $240.0 million of the asbestos-related receivable of $512.6 million recorded in the Consolidated Financial Statements at year-end 1994.
          On April 12, 1995, a three-judge panel of the United States Court of Appeals for the Fifth Circuit unanimously affirmed a January 1994 decision of the United States District Court for the Eastern District of Texas that the settlement agreement referred to above is binding and enforceable (W. R. GRACE AND COMPANY-CONN. V. DAYTON INDEPENDENT SCHOOL DISTRICT, ET AL., File No. 1:87-CV-00507-B). The Company anticipates that the affiliated group of insurance carriers will seek a rehearing of the Fifth Circuit decision and, if a rehearing is not granted, will seek to appeal the decision to the United States Supreme Court.

          (b) On April 27, 1995, the Company announced its consolidated results of operations for the quarter ended March 31, 1995. The Company's April 27, 1995 press


                                       -2-

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release and accompanying financial and statistical data are filed as an exhibit hereto and are incorporated by reference herein.

          (c) National Medical Care, Inc. ("NMC"), the Company's principal health care subsidiary, has received subpoenas from a federal grand jury in the District of New Jersey investigating whether NMC sold defective products and the manner in which NMC handled customer complaints. In addition, a subsidiary of NMC has received a subpoena from a federal grand jury in the Eastern District of Virginia investigating the contractual relationships between subsidiaries of NMC that provide dialysis services and third parties that provide medical directorship and related services to those subsidiaries. NMC has produced documents to and is cooperating with both investigating authorities. While the outcome of the investigations cannot be predicted at this time, NMC believes that neither NMC nor any of its employees committed any violations of law.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


          The Company's April 27, 1995 press release and accompanying financial and statistical data are filed as an exhibit hereto.


                                       -3-

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

                                                      W. R. GRACE & CO.
                                         ------------------------------------
                                                        (Registrant)



                                        By          s/Robert H. Beber
                                           ------------------------------------
                                                   Robert H. Beber
                                                 Executive Vice President
                                                    and General Counsel

Dated: May 1, 1995

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                                W. R. GRACE & CO.

                           Current Report on Form 8-K


                                  EXHIBIT INDEX


Exhibit No.         Description
- -----------         -----------

99.1 Press Release dated April 27, 1995 and accompanying financial and statistical data